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                                                               EXHIBIT 10.39(a)


                AMENDMENT NO. ONE TO REVOLVING CREDIT AGREEMENT

        This Amendment No. One (the "Amendment") dated as of February 1, 1995, is among FOOTHILL CAPITAL CORPORATION, a California corporation ("Company"), the banks that are signatories hereto (collectively, the "Banks" and individually, a "Bank") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association ("BOA"), as a Bank and as Agent (the "Agent") for the Banks.

                                    RECITALS

        A. The Banks, other than The Long-Term Credit Bank of Japan, Ltd. ("LTB"), NationsBank of Georgia, N.A. ("Nations") and Norwest Bank Minnesota, N.A. ("Norwest"), and the Agent and the Company entered into a Revolving Credit Agreement dated as of June 30, 1994 (the "Agreement").

        B. LTB, Nations and Norwest have each agreed to become a Bank, LTB and Nations each with a commitment amount of $3,333,333 and Norwest with a commitment amount of $3,333,334, under the Agreement and the Company, the Agent and the Banks have agreed to consent thereto, on the terms and conditions set forth below;

        C. The Banks, the Agent and the Company desire to amend the Agreement to reflect LTB, Nations and Norwest becoming New Banks under the Agreement and to amend certain other provisions of the Agreement.

                                   AGREEMENT

                1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

                2. Amendments. The Agreement is hereby amended as follows:

        2.1 The definition of Applicable Margin is hereby amended in full to read as follows:

                "'Applicable Margin' means, during the applicable periods or portions thereof, (a) unless an Event of Default has occurred and is continuing, (i) 0.0% per annum with respect to Reference Rate Loans, and
        (ii) 0.50% per annum with respect to LIBO Rate Loans, and (b) during the continuance of an Event of Default and prior to the earlier of Maturity or the expiration of the applicable Interest Period, if any, (i) 2.00% per annum with respect to Reference Rate Loans, and (ii) 2.75% per annum with respect to LIBO Rate Loans; provided, however, for each day that the Company's commercial paper does not have an Investment Grade Rating from at least three Rating Agencies, each percentage set forth in clauses (a) and (b) above shall be increased by 0.25% per annum."

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    2.2 Section 3.1(a) of the Agreement is hereby amended in full to read as follows:

        (a) The Company shall pay to the Agent for the account of the applicable Banks annual commitment fee equal to 0.15% per annum on the average daily unused portion of the Aggregate Commitment for the period from February 1, 1995 to and including the last day of the Commitment Period, payable quarterly in arrears on the first Business Day of each calendar quarter during the Commitment Period, commencing with the first such date after February 1, 1995 and on the Termination Date; provided, however, that the annual commitment fee shall be increased to 0.25% per annum on the average daily unused portion of the Aggregate Commitment for each day on which the Company's commercial paper does not have an Investment Grade Rating from at least three Rating Agencies. Commitment fees for any period shall be calculated on the basis of a 365 or 366 day year for the actual number of days elapsed.

    2.3 Section 7.1 is hereby amended in full to read as follows:

        "Section 7.1 Adjusted Consolidated Net Worth. Adjusted Consolidated Net Worth shall not be less than $80,000,000 at any time."

    2.4 Exhibit A to the Agreement is hereby amended in full by the attached Exhibit A.

        3. Waiver. The Agent, the Banks and the Company hereby waive the requirement contained in Section 2.1(f) of the Agreement that any New Bank will not become a Bank until the first Business Day of the next quarter after executing and delivery of the Supplement For New Bank, and agree that LTB, Nations and Norwest shall become Banks under the Agreement when this Amendment becomes effective in accordance with Paragraph 5 of this Amendment.

        4. Representations and Warranties. When the Company signs this Amendment, the Company represents and warrants to the Agent and the Banks that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement, and (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment is within the Company's powers, has been duly authorized, and does not conflict with any of the Company's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Company is bound.

        5. Conditions. This Amendment will be effective when the Agent receives the following items, in form and content acceptable to the Agent and the Banks:

    5.1 This Amendment executed by the Agent, the Banks and the Company.

    5.2 An executed Supplement For New Bank from LTB, Nations and Norwest.

    5.3 A Revolving Credit Note executed by the Company for each of LTB, Nations and Norwest.

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        5.4 All the conditions contained in Section 5.4 of the Agreement relating to New Banks have been complied with.

                6. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

        This Amendment is executed as of the date stated at the beginning of this Amendment.

                                       FOOTHILL CAPITAL CORPORATION


                                       By: /s/ Kent W. Dahl
                                           ------------------------------------
                                       Title: Senior Vice President/Treasurer
                                              ---------------------------------

                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, solely as Agent


                                       By:
                                           ------------------------------------

                                       Title: ---------------------------------


                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, as a Bank

                                       By:
                                           ------------------------------------

                                       Title:
                                              ---------------------------------


                                       CHEMICAL BANK

                                       By:
                                           ------------------------------------

                                       Title:
                                              ---------------------------------

(signatures continue)


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